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Exhibit 5.1

[DECHERT LLP LETTERHEAD]

August [    ], 2008

Griffon Corporation
100 Jericho Quadrangle
Jericho, New York 11753

  Re:
  Form S-3 Registration Statement, Registration No. 333-153089

Ladies and Gentlemen:

        We have acted as counsel to Griffon Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (Registration No. 333-153089) originally filed on August 19, 2008 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and as subsequently amended (as amended, the "Registration Statement"), relating to the registration under the Securities Act of up to (1) an aggregate of 31,525,000 transferable rights (the "Rights") being issued to the Company's existing stockholders to subscribe for up to 20,000,000 shares of the Company's common stock, par value $0.25 per share (the "Common Stock"), (2) an aggregate of 30,500,000 shares of Common Stock (the "Shares") that are (i) issuable upon exercise of the Rights, (ii) issuable to GS Direct, L.L.C. (the "Investor") pursuant to an investment agreement (the "Investment Agreement") dated August 7, 2008 by and between the Company and the Investor, including Shares that are issuable to the Investor upon conversion of the Preferred Shares described below (the "Conversion Shares"), and (iii) issuable to Ronald J. Kramer pursuant to a purchase agreement (the "Purchase Agreement") dated August [    ], 2008 by and between the Company and Ronald J. Kramer and (3) 125,000 shares (the "Preferred Shares") of Series C convertible preferred stock, par value $0.25 per share (the "Preferred Stock") issuable to the Investor pursuant to the Investment Agreement. This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) promulgated under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the validity of the Rights, the Shares and the Preferred Shares.

        In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

  (i)
  the Registration Statement;

  (ii)
  the form of subscription certificate evidencing the Rights (the "SubscriptionCertificate"), in the form attached as Exhibit 4.4 to the Registration Statement;

  (iii)
  the form of certificate evidencing the Shares, in the form attached as Exhibit 4.3 to the Registration Statement;

  (iv)
  the form of certificate evidencing the Preferred Shares, in the form attached as Exhibit 4.11 to the Registration Statement;

  (v)
  the Restated Certificate of Incorporation of the Company, dated October 1, 1986, as amended through the date hereof, filed as Exhibit 4.1 to the Registration Statement;

  (vi)
  the Amended Bylaws of the Company dated May 8, 2008 (the "Bylaws"), filed as Exhibit 4.2 to the Registration Statement;

  (vii)
  the form of Certificate of Designation relating to the Preferred Shares, in the form attached as Exhibit 4.12 to the Registration Statement (the "Certificate of Designation");

  (viii)
  a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware, dated August [    ], 2008; and

  (ix)
  the resolutions of the board of directors of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and (b) the authorization and issuance of the Rights and the authorization, issuance, offer and sale of the Shares and the Preferred Shares, certified as of the date hereof by an officer of the Company.

        As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of, and accountants for, the Company, and upon the representations and warranties made by the parties in the Investment Agreement and the Purchase Agreement and the due performance by such parties of their respective obligations set forth in the Investment Agreement and the Purchase Agreement, respectively.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons who are signatories to the documents examined by us, (ii) that the Shares issuable upon exercise of the Rights are offered, issued and sold in accordance with the Registration Statement and in accordance with the Subscription Certificate and any other document relating to the rights and obligations of the holders of the Rights or the manner in which the Rights are exercised for the purchase of Shares (and that such Rights, the Subscription Certificate and documents are governed by the laws of the State of Delaware), (iii) that the Shares issuable to the Investor are offered, issued and sold in accordance with the Registration Statement and the Investment Agreement, (iv) that the Shares issuable to Ronald J. Kramer are offered, issued and sold in accordance with the Registration Statement and the Purchase Agreement, (v) that the Registration Statement has been declared effective by the Commission, (vi) that the Certificate of Designation will have been filed with the Delaware Secretary of State and will have become effective substantially in the form filed as an exhibit to the Registration Statement, and (vii) upon issuance of any shares of Common Stock upon conversion of the Preferred Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Restated Certificate of Incorporation.

        The opinions expressed herein are limited to the General Corporation Law of the State of Delaware. We are not members of the bar of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware.

        On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

  1.
  When issued in accordance with the terms of the Registration Statement and the Subscription Certificate, the Rights will be validly issued.

  2.
  When the Shares (other than the Conversion Shares) are issued and delivered against receipt by the Company of payment therefor as provided in the resolutions of the Company's Board of Directors and at a price per Share not less than the per share par value of the Company's Common Stock as contemplated by the Registration Statement and in accordance with the terms of the Subscription Certificate, the Investment Agreement or the Purchase Agreement, as applicable, the Shares will be validly issued, fully paid and nonassessable.

  3.
  When the Preferred Shares are issued and delivered against receipt by the Company of payment therefor as provided in the resolutions of the Company's Board of Directors and at a price per Preferred Share not less than the per share par value of the Company's Preferred

    Stock as contemplated by the Registration Statement and in accordance with the terms of the Investment Agreement, the Preferred Shares will be validly issued, fully paid and nonassessable.

  4.
  The Conversion Shares have been duly authorized and reserved for issuance by the Company and, when and if issued and delivered upon conversion of the Preferred Shares in accordance with the Certificate of Designation and the terms thereof, will be validly issued, fully paid and nonassessable.

        This opinion letter has been prepared for your use solely in connection with the Registration Statement. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DECHERT LLP

Dechert LLP

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  Exhibit 5.1